SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 12, 1999



                      FORTUNE NATURAL RESOURCES CORPORATION
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



           Delaware                  1-12334                95-4114732
  (State or other jurisdiction     (Commission             (IRS Employer
       of incorporation)          File Number)          Identification No.)



         515 W. Greens Road, Suite 720, Houston, Texas        77067
         ---------------------------------------------      ---------
            (Address of principal executive offices)        (Zip Code)


       Registrant's telephone number, including area code: (281) 872-1170 Registrant's telecopier number, including area code: (281) 872-1213



                                       N/A
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.    OTHER EVENTS

    Fortune's press release made March 12, 1999 to report year end and fourth quarter 1998 results follows.

    Financial results for full year 1998
    ------------------------------------

    Fortune reported a net loss for 1998 of $3,275,000, or $0.27 per share, a significant improvement (45%) compared to the 1997 net loss of $5,958,000, or $0.49 per share. The lower 1998 loss primarily resulted from a reduction in Fortune's non-cash impairment to oil and gas properties expense of $1 million incurred in 1998 versus $3.7 million incurred in 1997.

    Oil and gas revenues for the year ended December 31, 1998 decreased 51% to $1,881,000, compared to $3,851,000 for 1997. Fortune sold its interest in East Bayou Sorrel on March 31, 1998 for approximately $4.7 million. This sale, together with the effect of decreases in product prices discussed below, were the primary causes for the reduction in revenues between 1997 and 1998. East Bayou Sorrel accounted for $1,241,000 of 1997 revenues and $231,000 of 1998 revenues. Notwithstanding the decrease in revenues and cash flow, management believes that the sale of East Bayou Sorrel was very positive for Fortune. At the time of the sale, Fortune's reserve report reflected approximately $1.9 million of discounted proved reserves value for East Bayou Sorrel. 1997 net cash flow from the property was approximately $1.0 million. Substantially all of this 1997 cash flow was reinvested in the property to drill the Schwing #3 which was a dry hole. The $4.7 million sales price represented 250% of the proved reserve value and 460% of the 1997 net cash flow for the property. East Bayou Sorrel was primarily an oil property and oil prices declined significantly in 1998 after the sale. The cash from the sale enabled Fortune to repay substantially all of its bank debt and to conduct an active exploration program in 1998.

    As mentioned above, lower oil and gas prices in 1998 also contributed to the lower revenues. Oil prices declined 31% while gas prices declined 18% in 1998 versus 1997. Partially offsetting the decreased oil and gas revenues were decreases in production and operating expense of 46%; depreciation, depletion and amortization of 38%; and general and administrative expense of 21% for 1998 versus 1997.

    Fourth quarter 1998 vs. 1997
    ----------------------------

    The Company incurred a net loss for the fourth quarter of $646,000, or $0.05 per share, compared to a net loss of $874,000, or $0.07 per share, for the fourth quarter of 1997.


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

    Primarily as a result of lower oil and gas prices and the sale of East Bayou Sorrel, oil and gas revenues for the fourth quarter of 1998 decreased 62% to $370,000, compared to $981,000 reported for the fourth quarter of 1997. Oil prices declined 39% while gas prices declined 32% for the fourth quarter of 1998 versus 1997. The sale of East Bayou Sorrel field was the primary contributor to the decrease in oil production of 75% and gas production of 17%, for the fourth quarter of 1998 versus 1997. Partially offsetting the decreased oil and gas revenues were decreases in production and operating expense of 32%; depreciation, depletion and amortization of 60%; and general and administrative expense of 16% for the fourth quarter of 1998 versus 1997. The Company incurred a small non-cash impairment to oil and gas properties in the fourth quarter of 1998 of $100,00.

    President's Remarks
    -------------------

    Fortune's President and CEO, Tyrone J. Fairbanks, announced, "We were fortunate to have positioned the Company, through several strategic financial maneuvers in early 1998, so that it could continue an aggressive exploration program and to weather the current energy industry crisis. At year end 1998, our short-term debt was only $10,000 and our working capital was comparable to year end 1997. Furthermore, recent reductions announced in general and administrative expense and geologic and geophysical expense for 1999 of just under $1 million will further reduce overhead below the already significant reductions reflected in 1998. Finally, with the great majority of all up-front capital expenditures for our 3D seismic and prospect generations already paid, Fortune believes it is better positioned not just to endure the present industry environment, but to benefit from it."

    FORTUNE NATURAL RESOURCES CORPORATION is an independent oil and gas exploration and production company with its principal properties located onshore and offshore Louisiana and Texas. Certain statements in this news release regarding future expectations and plans may be regarded as "forward looking statements" within the meaning of the Securities Exchange Act of 1934. They are subject to various risks, such as operating hazards, drilling risks, and other uncertainties inherent in the business of exploring for, developing and producing oil and gas which may be beyond Fortune's control. For a discussion of the contingencies and uncertainties affecting future events and forward-looking statements, see Fortune's latest Report on Form 10-K, as well as other filings with the Securities and Exchange Commission. There can be no assurance that the Company will be successful in meeting its expectations.

                                ************
                                              Company Contact:  J. Michael Urban
                                                          Vice President and CFO
                                                                 (281)  872-1170

                      FORTUNE NATURAL RESOURCES CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   ($ in thousands, except per share figures)

                                            Three Months Ended  Twelve Months Ended
                                                December 31,       December 31,
                                            ------------------  ------------------
                                              1998      1997      1998      1997
                                            --------  --------  --------  --------
                                                (Unaudited)
REVENUES
   Sales of oil and gas, net of royalties    $   370  $    981  $  1,881  $  3,851
   Other income                                   24        17       142       154
                                            --------  --------  --------  --------
                                                 394       998     2,023     4,005
                                            --------  --------  --------  --------
COSTS AND EXPENSES
   Production and operating                      118       154       595     1,094
   Provision for depletion,
     depreciation and amortization               245       610     1,365     2,219
   General and administrative                    406       484     1,547     1,965
   Debt conversion expense                         -         -         -       316
   Stock offering cost                             -         -         -       323
   Interest                                      171       174       831       396
   Impairment to oil and gas properties          100       450       960     3,650
                                            --------  --------  --------  --------
                                               1,040     1,872     5,298     9,963
                                            --------  --------  --------  --------
Loss before provision for income taxes          (646)     (874)   (3,275)   (5,958)
Provision for income taxes                         -         -         -         -
                                            --------  --------  --------  --------
Net loss                                    $   (646) $   (874) $ (3,275) $ (5,958)
                                            ========  ========  ========  ========
Weighted average number of common
   shares outstanding (thousands)             12,135    12,120    12,132    12,086
                                            --------  --------  --------  --------
Net loss per common share                   $  (0.05) $  (0.07) $  (0.27) $  (0.49)
                                            ========  ========  ========  ========
Net cash provided by (used in) -
   Operating activities                     $   (292) $    563  $   (616) $  1,379
                                            ========  ========  ========  ========
   Investing activities                     $   (641) $ (1,532) $  1,039  $ (2,477)
                                            ========  ========  ========  ========
   Financing activities                     $      -  $  1,397  $   (638) $    591
                                            ========  ========  ========  ========

                            SUMMARY OF BALANCE SHEETS

                                            December 31,     December 31,
                                              1998               1997
                                            ------------     ------------
Total current assets                          $ 1,887          $ 2,174
Property and equipment, net                     6,456            9,802
Total assets                                    8,492           12,626
Current liabilities                               563              798
Long-term debt                                  3,225            3,775
Total net stockholders' equity                  4,704            8,053


                                 PRODUCTION DATA

                                            Three Months Ended  Twelve Months Ended
                                                December 31,       December 31,
                                            ------------------  ------------------
                                              1998      1997      1998      1997
                                            --------  --------  --------  --------
                                                          (Unaudited)
Net production:
   Oil (Bbl)                                   6,000    24,000    42,000    87,000
   Gas (Mcf)                                 147,000   178,000   609,000   821,000
Average sale prices for period:
   Oil (Bbl)                                  $11.29    $18.61    $13.08    $19.04
   Gas (Mcf)                                    2.07      3.05      2.19      2.66


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

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        None.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                FORTUNE NATURAL RESOURCES  CORPORATION



                                By:  /s/ J. Michael Urban
                                     -----------------------------------------
                                     J. Michael Urban
                                     Vice President and Chief Financial Officer



Date:  March 12, 1999


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